EXHIBIT 10.3

INTELLECTUAL PROPERTY MATTERS AGREEMENT
This Intellectual Property Matters Agreement (together with the Attachments hereto, this “Agreement”), is made as of the 16th day of August 2016, by and between Lockheed Martin Corporation, a Maryland corporation (“Parent”), and Abacus Innovations Technology, Inc., a Delaware corporation (“Abacus Technology”). Each of Parent and Abacus Technology is sometimes referred to individually in this Agreement as a “Party” and collectively they are sometimes referred to as the “Parties.”

W I T N E S S E T H:
WHEREAS, Parent and Abacus Innovations Corporation, a Delaware corporation and an Affiliate of Abacus Technology (“Spinco”) are parties to that certain Separation Agreement dated as of January 26, 2016 (the “Separation Agreement”), pursuant to which, among other things, Parent has agreed to transfer, or to cause the Affiliated Transferors to transfer, to Spinco and the other Spinco Companies, including Abacus Technology, certain of the assets held, owned or used by Parent and the Affiliated Transferors to conduct the Spinco Business, and to assign certain liabilities associated with the Spinco Business to Spinco and the other Spinco Companies, and Spinco and the other Spinco Companies have agreed to receive such assets and assume such liabilities;
WHEREAS, the Separation Agreement provides for the separation of the Spinco Business from the remaining business of Parent and its Subsidiaries to create two independent companies, on the terms and conditions set forth in the Separation Agreement and the other Transaction Documents;
WHEREAS, Parent, Spinco, Leidos Holdings, Inc., a Delaware corporation (“RMT Parent”), and Lion Merger Co., a Delaware corporation and wholly owned Subsidiary of RMT Parent (“Merger Sub” and, together with Parent, Spinco and RMT Parent, the “Merger Agreement Parties”) are parties to that certain Agreement and Plan of Merger dated as of January 26, 2016 (the “Merger Agreement”), pursuant to which, immediately following the Distribution, the Merger Agreement Parties will effect the merger of Merger Sub with and into Spinco, with Spinco continuing as the surviving corporation upon the terms and subject to the conditions of the Merger Agreement; and
WHEREAS, Parent and Abacus Technology desire to enter into this Agreement in connection with the Separation Agreement to govern the rights and obligations of the Parties with respect to certain intellectual property and related matters in connection with the Contemplated Transactions;
NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS
Section 1.01    Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meanings given to them in the Separation Agreement. Each of the following terms is defined in the Section set forth opposite such term:
Term    Section
AAA    5.13(a)
Abacus Technology    Preamble
Abacus Technology Improvements    2.03(c)
Agreement    Preamble
Arbitral Tribunal    5.13(d)
Bankruptcy Code    4.01
Commercial Customer    2.03(e)
Customer Program Intellectual Property    Attachment I
Delaware Courts    5.14
Dispute    5.13(a)
Documentation    2.06(c)
Excluded Intellectual Property    2.02
Exclusive Scope    2.03(e)
Exclusive Use Licensed Intellectual Property    2.03(e)
Field of Use    2.03(f)
Governmental Authority Customer    2.03(e)
Jointly Owned Intellectual Property    2.05
Licensed-Back Intellectual Property    2.04(a)
Licensed Intellectual Property    2.03(a)
LM BTS    2.01
LMC Marks    2.06(b)
LM Wisdom Improvements    2.03(c)
Merger Agreement    Recitals
Merger Agreement Parties    Recitals
Omitted Intellectual Property    2.09
Other International Licensed Intellectual Property    2.03(a)
Other International Transferred Intellectual Property    2.01
Merger Sub    Recitals
Parent    Preamble
Parent Improvements    2.04(b)
Parties    Preamble
Party    Preamble
Restricted Intellectual Property    2.03(f)
RMT Parent    Recitals
Rules    5.13(a)
Separation Agreement    Recitals
Spinco    Recitals

Term    3.01
Transferred Intellectual Property    2.01
UK Licensed Intellectual Property    2.03(a)
UK Transferred Intellectual Property    2.01
Use    2.03(b)
US Licensed Intellectual Property    2.03(a)
US Transferred Intellectual Property    2.01

ARTICLE II
INTELLECTUAL PROPERTY MATTERS
Section 2.01    Transferred Intellectual Property. The Intellectual Property identified on Attachments I and IV hereto, including any and all issuances, registrations or applications for registration or issuance thereof and any and all Intellectual Property in and to the foregoing (and, with respect to Trademarks included therein, together with the goodwill connected with the use thereof and symbolized thereby), constitutes the “Transferred Intellectual Property” within the meaning of the Separation Agreement (and is referred to in this Agreement as the “Transferred Intellectual Property”). The Intellectual Property identified in (a) Attachment I – Part A and Attachment IV hereto, including any and all issuances, registrations or applications for registration or issuance thereof and any and all Intellectual Property in and to the foregoing (and, with respect to Trademarks included therein, together with the goodwill connected with the use thereof and symbolized thereby) (collectively, the “US Transferred Intellectual Property”) shall be transferred to Abacus Technology, (b) Attachment I – Part B hereto, including any and all issuances, registrations or applications for registration or issuance thereof and any and all Intellectual Property in and to the foregoing (and, with respect to Trademarks included therein, together with the goodwill connected with the use thereof and symbolized thereby) (collectively, the “UK Transferred Intellectual Property”) shall be transferred to Lockheed Martin Business Technology Solutions Ltd., a company incorporated and registered under the laws of England and Wales (“LM BTS”) and (c) Attachment I – Part C hereto, including any and all issuances, registrations or applications for registration or issuance thereof and any and all Intellectual Property in and to the foregoing (and, with respect to Trademarks included therein, together with the goodwill connected with the use thereof and symbolized thereby) (collectively, the “Other International Transferred Intellectual Property”) shall be transferred to a Spinco Company (other than Abacus Technology or LM BTS), in each case as Transferred Assets on the terms and subject to the conditions set forth in the Separation Agreement. Abacus Technology acknowledges and agrees that it shall hold all US Transferred Intellectual Property subject to (a) any rights of the U.S. Government in such US Transferred Intellectual Property, (b) any licenses and other rights with respect thereto granted under this Agreement, (c) any licenses of such US Transferred Intellectual Property granted prior to the date of this Agreement to any Person and (d) any rights of third parties in Intellectual Property embedded or included in such US Transferred Intellectual Property. Subject to Section 2.03 of the Separation Agreement and solely to the extent not otherwise addressed by such Section of the Separation Agreement, Abacus Technology shall be responsible for obtaining, at its sole cost and expense, any license rights necessary to use any third party software or other Intellectual Property embedded or included in such US Transferred Intellectual Property.

Section 2.02    Excluded Intellectual Property. Abacus Technology acknowledges and agrees that the Intellectual Property identified on Attachment II hereto (the “Excluded Intellectual Property”) shall be retained by the Parent Companies and shall not be transferred or licensed to Abacus Technology or the other Spinco Companies pursuant to this Agreement, the Separation Agreement, or otherwise. It is acknowledged and agreed that the Excluded Intellectual Property listed on Attachment II hereto is provided for the avoidance of doubt, and that the Excluded Intellectual Property does not purport to be an exhaustive list of all Parent Intellectual Property.
Section 2.03    Licensed Intellectual Property.
(a)    The Intellectual Property identified on (i) Attachment III – Part A hereto, including any and all tangible and intangible materials embodying the same, and any and all issuances, registrations or applications for registration or issuance thereof and any and all Intellectual Property in and to the foregoing (the “US Licensed Intellectual Property”), (ii) Attachment III – Part B hereto, including any and all tangible and intangible materials embodying the same, and any and all issuances, registrations or applications for registration or issuance thereof and any and all Intellectual Property in and to the foregoing (the “UK Licensed Intellectual Property”) and (iii) Attachment III – Part C hereto, including any and all tangible and intangible materials embodying the same, and any and all issuances, registrations or applications for registration or issuance thereof and any and all Intellectual Property in and to the foregoing (the “Other International Licensed Intellectual Property”), collectively, constitutes the “Licensed Intellectual Property” within the meaning of the Separation Agreement (and is referred to in this Agreement as the “Licensed Intellectual Property”).
(b)    Subject to the terms and conditions of this Agreement, Parent, on behalf of itself and its Affiliates, hereby grants to Abacus Technology effective as of immediately prior to the Distribution Effective Time, an irrevocable (subject to Section 2.03(h)), worldwide, perpetual, fully paid up, royalty-free, nontransferable (except as provided in Section 5.04), nonexclusive (subject to Section 2.03(e)) license, with the right to grant sublicenses only as set forth in Section 2.03(g), in and to the US Licensed Intellectual Property to Use (subject to Section 2.03(f)) such US Licensed Intellectual Property for any purpose in connection with the Spinco Business, including the businesses and operations of Abacus Technology and the Spinco Companies sublicensed pursuant to Section 2.03(g) relating to the Spinco Business; provided that the foregoing license does not include a license to or any other rights to use, and such license is subject in all cases to any rights of third parties in, any third party software or other Intellectual Property embedded or included in such US Licensed Intellectual Property. Subject to Section 2.03 of the Separation Agreement and solely to the extent not otherwise addressed by such Section of the Separation Agreement, Abacus Technology shall be responsible for obtaining, at Abacus Technology’s sole cost and expense, any license rights necessary to use any such third party software or other Intellectual Property embedded or included in such US Licensed Intellectual Property; provided that if requested by Abacus Technology in writing to Parent, Parent agrees to cooperate and provide reasonable assistance to Abacus Technology in Abacus Technology’s efforts to obtain any applicable license rights from such third parties. Subject to Section 2.03(e), Section 2.03(f), Section 2.03(g) and Section 2.03(j), the foregoing license includes the right of Abacus Technology, with respect to the US Licensed Intellectual Property, (i) to use, reproduce, distribute, display, make, have made, sell, offer for sale and import any products and services (including those that incorporate or otherwise use any such US Licensed Intellectual Property) for any purpose, (ii) to perform, have performed, sell, and offer for sale any services (including those that incorporate or otherwise use any such US Licensed Intellectual Property) for any purpose, and (iii) to otherwise use, make, have made, reproduce, modify, display, perform, have performed and otherwise exploit for any purpose such US Licensed Intellectual Property ((i), (ii) and (iii) collectively, and as applied to any Intellectual Property, as the case may be, “Use”, and “Uses”, “Using” and “Used” shall have their correlative meanings), in each case in connection with the Spinco Business.
(c)    The license granted in Section 2.03(b) also includes the right of Abacus Technology to create improvements, enhancements, derivative works or modifications of any US Licensed Intellectual Property (collectively, “Abacus Technology Improvements”) and, except as provided in this Section 2.03(b) or as otherwise agreed in writing by the Parties, Parent will not have any rights in or to use such Abacus Technology Improvements. Notwithstanding the foregoing, with respect to any Abacus Technology Improvements made by or on behalf of Abacus Technology to LM WISDOM® software and associated documentation, including without limitation LM WISDOM ITI and LM WISDOM OS after the date of this Agreement and until the one year anniversary of the date of this Agreement (collectively, the “LM Wisdom Improvements”), such LM Wisdom Improvements shall be licensed and delivered to Parent by Abacus Technology on a non-exclusive, unrestricted, paid-up, and royalty-free basis.
(d)    For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, the Intellectual Property licensed to Abacus Technology hereunder will include only the US Licensed Intellectual Property and will not include the UK Licensed Intellectual Property or any Intellectual Property conceived, developed, or otherwise acquired by or on behalf of Parent or its Affiliates after the date of this Agreement, nor will any improvements, enhancements, derivative works or other modifications made by or on behalf of Parent or its Affiliates to any US Licensed Intellectual Property after the date of this Agreement be licensed to Abacus Technology hereunder unless otherwise expressly agreed by the Parties.
(e)    With respect to the US Licensed Intellectual Property that is identified in Attachment III – Part A hereto as licensed for “Exclusive Use” (the “Exclusive Use Licensed Intellectual Property”), the license rights granted under Section 2.03(b) with respect to such Exclusive Use Licensed Intellectual Property shall be an exclusive license to Abacus Technology (even as to the Parent Companies), but only to the extent that the Use of such Exclusive Use Licensed Intellectual Property is for the design, development, manufacture, sale and distribution of devices, systems, products and services to or for the benefit of Commercial Customers (the “Exclusive Scope”). For purposes of this Agreement, the term “Commercial Customer” means any Person other than (i) any Governmental Authority (acting on its own behalf or on behalf of another Governmental Authority), (ii) any prime contractor of any Governmental Authority in connection with a Government Contract, or (iii) any subcontractor with respect to any contract of a type described in clauses (i) or (ii) above (each such Person described in clauses (i), (ii) or (iii), a “Governmental Authority Customer”). For the avoidance of doubt, Abacus Technology shall also have a nonexclusive license to Use the Exclusive Use Licensed Intellectual Property in accordance with and subject to Section 2.03(b) outside of the Exclusive Scope, but subject to any restrictions with respect to Field of Use pursuant to Section 2.03(f). Abacus Technology acknowledges and agrees that the Exclusive Use Licensed Intellectual Property is subject to (A) any rights of the U.S. Government in such Exclusive Use Licensed Intellectual Property, (B) any licenses and other rights with respect thereto granted under this Agreement, and (C) any licenses of such Exclusive Use Licensed Intellectual Property granted prior to the date of this Agreement to any Person.
(f)    Notwithstanding the rights granted in, but without limiting the restrictions on use of, the US Licensed Intellectual Property set forth in Section 2.03(b) and 2.03(e), with respect to any US Licensed Intellectual Property identified in Attachment III – Part A hereto as restricted to a “Field of Use” (such US Licensed Intellectual Property, the “Restricted Intellectual Property”), the license and use rights granted under Section 2.03(b) with respect to such Restricted Intellectual Property shall be limited solely for Use in the field of use indicated for such Restricted Intellectual Property in Attachment III – Part A hereto (with respect to each Restricted Intellectual Property, the “Field of Use”). For the avoidance of doubt, it is acknowledged and agreed that particular US Licensed Intellectual Property may be designated in Attachment III – Part A as both Exclusive Use Intellectual Property and Restricted Intellectual Property.
(g)    Abacus Technology shall not have the right to grant sublicenses of its licensed rights under this Section 2.03 (including to Affiliates of Abacus Technology) without Parent’s prior written consent; provided that (x) Abacus Technology shall have the right to grant sublicenses with respect to its licensed rights to Spinco, Spinco Subsidiaries wholly owned by Spinco and any future wholly owned Subsidiaries of Spinco without Parent’s consent, (y) with respect to proposed sublicenses to other Affiliates of Abacus Technology, Parent’s consent shall not be unreasonably withheld or delayed, and (z) Abacus Technology shall have the right to grant sublicenses with respect to its licensed rights to providers of goods and services or other third parties for the benefit of the Spinco Business (but not for the independent benefit of such third parties). With respect to any permitted sublicense entered into by Abacus Technology (or any permitted sublicensee of Abacus Technology), (i) each such sublicense shall be subject to and limited by the terms of this Agreement as if such sublicensee were a direct party to this Agreement, (ii) Abacus Technology shall procure the performance by each sublicensee of such sublicensee’s obligations under such sublicense and this Agreement, and Abacus Technology shall remain solely liable for any such sublicensee’s compliance with the terms of such sublicense and the terms of this Agreement, and (iii) each such sublicense to any Abacus Technology Affiliate, Spinco Subsidiary wholly owned by Spinco or future wholly owned Subsidiary of Spinco, in each case that is a sublicensee shall provide for its automatic termination upon such sublicensee ceasing to be an Affiliate of Abacus Technology or wholly owned Subsidiary of Spinco, as the case may be.
(h)    Parent may terminate the license granted to Abacus Technology under this Section 2.03 solely with respect to any specific item of US Licensed Intellectual Property in the event of a material breach by Abacus Technology of the terms of this Section 2.03 with respect to such specific item of US Licensed Intellectual Property, where such breach is not cured by the breaching party within sixty (60) days of receiving written notice from Parent of the breach, or to the extent such breach cannot reasonably be cured within such time, Abacus Technology’s failure to exercise continuing reasonable best efforts to cure such breach within sixty (60) days of receiving written notice from Parent of the breach. If a license to any specific item of US Licensed Intellectual Property is terminated pursuant to this Section 2.03(h), (i) Abacus Technology’s rights and license in respect of the terminated item of US Licensed Intellectual Property shall immediately terminate, and Abacus Technology shall immediately cease all use of such US Licensed Intellectual Property, (ii) Abacus Technology shall promptly return all of the terminated US Licensed Intellectual Property to Parent, including any and all Documentation and other tangible embodiments thereof, and (iii) for clarity, any such termination shall not affect any other licenses or rights granted by Parent hereunder, all of which shall survive such termination.
(i)    For a period of one year after the Distribution Date, upon Abacus Technology’s reasonable written request, Parent shall use reasonable commercial efforts to provide Abacus Technology copies of tangible embodiments of the US Licensed Intellectual Property (or other Documentation) in Parent’s or its Affiliates’ possession or control as of the Distribution Date as reasonably necessary for the practice of the licenses granted herein to the US Licensed Intellectual Property.
(j)    Abacus Technology shall treat and hold as confidential all confidential US Licensed Intellectual Property (other than, for clarity, any Trademarks or other non-confidential US Licensed Intellectual Property) and will not disclose any US Licensed Intellectual Property to any other Person (other than Spinco Companies sublicensed pursuant to Section 2.03(g)) without the prior written consent of Parent or as otherwise expressly permitted herein, in each case for a period commencing on the date of this Agreement and continuing for so long as such US Licensed Intellectual Property constitutes confidential or proprietary information of any Parent Company. Notwithstanding the foregoing, the provisions of this Section 2.03(j) shall not prohibit the disclosure of US Licensed Intellectual Property (or the exercise of the licenses and rights granted hereunder or under any other Transaction Documents) by Abacus Technology to the extent reasonably required (i) to prepare or complete any required Tax Returns or financial statements, (ii) in connection with audits or other proceedings by or on behalf of a Governmental Authority, (iii) in connection with any insurance or benefits claims, (iv) to comply with Applicable Law, (v) to provide services to any Parent Companies in accordance with the terms and conditions of any of the Transaction Documents, (vi) to perform any then-existing Contracts in the Spinco Business (provided that such disclosure is subject to reasonably appropriate confidentiality agreements or, with respect to U.S. Government Contracts, an obligation of confidentiality), or (vii) in connection with asserting any rights or remedies or performing any obligations under any of the Transaction Documents. In the event Abacus Technology is requested or required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or by Applicable Law) to disclose any US Licensed Intellectual Property, Abacus Technology shall notify Parent promptly of the request or requirement so that Parent, at its expense, may seek an appropriate protective order or waive compliance with this Section 2.03(j). If, in the absence of a protective order or receipt of a waiver hereunder, Abacus Technology is, on the advice of counsel, compelled to disclose such US Licensed Intellectual Property, Abacus Technology may so disclose such US Licensed Intellectual Property; provided that Abacus Technology shall use reasonable commercial efforts to obtain reliable assurance that confidential treatment will be accorded to such US Licensed Intellectual Property. Notwithstanding the foregoing, the provisions of this Section 2.03(j) shall not apply to information that (A) is or becomes publicly available other than as a result of a disclosure by Abacus Technology, (B) is or becomes available to Abacus Technology on a non-confidential basis from a source that, to Abacus Technology’s knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, (C) appears in issued patents, published patent applications or other publications that are generally available to the public, or (D) is or has been independently developed by or on behalf of Abacus Technology after the Distribution Date as evidenced by written documentation.
(k)    Notwithstanding the provisions of Section 2.03(g) or Section 2.03(j) nothing in this Agreement shall prohibit, limit or restrict in any manner the ability of Abacus Technology to disclose and/or deliver to any Governmental Authority any US Licensed Intellectual Property (other than any Restricted Intellectual Property) or any physical embodiments or evidence thereof, to the extent such disclosure is necessary or appropriate, in Abacus Technology’s reasonable judgment, in connection with the performance of any Government Contract, the submission of any Government Bid or the acquisition of any work from any Governmental Authority or Governmental Authority Customer; provided, however, that Abacus Technology shall designate any US Licensed Intellectual Property or any physical embodiments or evidence thereof disclosed pursuant to this Section 2.03(k) as “proprietary” unless (i) Parent has granted prior to the date of this Agreement, or (ii) after the date of this Agreement Parent has granted, or Abacus Technology has granted with Parent’s prior written consent, to the U.S. Government, Government Purpose Rights or Unlimited Rights (as those terms are defined in the DFARS/FAR) in such specific item of US Licensed Intellectual Property as evidenced by written documentation; and provided further that notwithstanding the foregoing, with respect to a specific item of Restricted Intellectual Property, unless (i) Parent has granted prior to the date of this Agreement, or (ii) after the date of this Agreement Parent has granted, or Abacus Technology has granted with Parent’s prior written consent, to the U.S. Government, Government Purpose Rights or Unlimited Rights (as those terms are defined in the DFARS/FAR) in such specific item of Restricted Intellectual Property as evidenced by written documentation, Abacus Technology shall not disclose or deliver, or agree to disclose or deliver, any Restricted Intellectual Property to any Governmental Authority, without Parent’s prior written consent, which consent shall not be unreasonably withheld or delayed.
Section 2.04    Licensed-Back Intellectual Property.
(a)    Subject to the terms and conditions of this Agreement, Abacus Technology hereby grants to Parent, effective as of immediately prior to the Distribution Effective Time, an irrevocable (subject to Section 2.04(d)), worldwide, perpetual, fully paid up, royalty-free, nontransferable (except as provided in Section 5.04), nonexclusive license, with the right to grant sublicenses only as set forth in Section 2.04(c), in and to the US Transferred Intellectual Property identified on Attachment IV, including any and all tangible and intangible materials embodying the same, and any and all issuances, registrations or applications for registration or issuance thereof and any and all Intellectual Property in and to the foregoing (the “Licensed-Back Intellectual Property”) to Use such Licensed-Back Intellectual Property for any purpose in connection with the Parent Business; provided that the foregoing license does not include a license to or any other rights to use, and such license is subject in all cases to any rights of third parties in, any third party software or other Intellectual Property embedded or included in such Licensed-Back Intellectual Property. Parent shall be responsible for obtaining, at Parent’s sole cost and expense, any license rights necessary to use any such third party software or other Intellectual Property embedded or included in such Licensed-Back Intellectual Property; provided that if requested by Parent in writing to Abacus Technology, Abacus Technology agrees to cooperate and provide reasonable assistance to Parent in Parent’s efforts to obtain any applicable license rights from such third parties. Subject to Section 2.04(c), the foregoing license includes the right of Parent , with respect to the Licensed-Back Intellectual Property, (i) to use, reproduce, distribute, display, make, have made, sell, offer for sale and import products (including those that incorporate or otherwise use any such Licensed-Back Intellectual Property) for any purpose, (ii) to perform, have performed, sell, and offer for sale services (including those that incorporate or otherwise use any such Licensed-Back Intellectual Property) for any purpose and (iii) to otherwise use, make, have made, reproduce, modify, display, perform, have performed and otherwise exploit for any purpose such Licensed-Back Intellectual Property, in each case in connection with the Parent Business.
(b)    The license granted in Section 2.04(a) also includes the right of Parent to create improvements, enhancements, derivative works or modifications of any US Licensed Intellectual Property (collectively, “Parent Improvements”) and, except as otherwise agreed in writing by the Parties, Abacus Technology will not have any rights in or to use such Parent Improvements. For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, but subject to Section 2.03(c), the Intellectual Property licensed to Parent hereunder will include only the Licensed-Back Intellectual Property and will not include any Intellectual Property conceived, developed, or otherwise acquired by or on behalf of Abacus Technology or its Affiliates after the date of this Agreement, nor will any improvements, enhancements, derivative works, or other modifications made by or on behalf of Abacus Technology or its Affiliates to any Licensed-Back Intellectual Property after the date of this Agreement be licensed to Parent hereunder unless otherwise expressly agreed by the Parties.
(c)    Parent shall not have the right to grant sublicenses of its licensed rights under this Section 2.04 (including to Affiliates of Parent) without Abacus Technology’s prior written consent; provided that (x) Parent shall have the right to grant sublicenses with respect to its licensed rights to wholly owned Parent Companies and any future wholly owned Subsidiaries of Parent without Abacus Technology’s consent, (y) with respect to proposed sublicenses to other Affiliates of Parent, Abacus Technology’s consent shall not be unreasonably withheld or delayed, and (z) Parent shall have the right to grant sublicenses with respect to its licensed rights to providers of goods and services or other third parties for the benefit of the Parent Business (but not for the independent benefit of such third parties). With respect to any permitted sublicense entered into by Parent (or any permitted sublicensee of Parent) (i) each such sublicense shall be subject to and limited by the terms of this Agreement as if such sublicensee were a direct party to this Agreement, (ii) Parent shall procure the performance by each sublicensee of such sublicensee’s obligations under such sublicense, and Parent shall remain solely liable for any such sublicensee’s compliance with the terms of such sublicense and the terms of this Agreement, and (iii) each such sublicense to any Affiliate, Parent Company or wholly owned Subsidiary sublicensee shall provide for its automatic termination upon such sublicensee ceasing to be an Affiliate or wholly owned Subsidiary of Parent, as the case may be.
(d)    Abacus Technology may terminate the license granted to Parent under this Section 2.04 solely with respect to any specific item of Licensed-Back Intellectual Property in the event of a material breach by Parent of the terms of this Section 2.04 with respect to such specific item of Licensed-Back Intellectual Property, where such breach is not cured by the breaching party within sixty (60) days of receiving written notice from Abacus Technology of the breach, or to the extent such breach cannot reasonably be cured within such time, Parent’s failure to exercise continuing reasonable best efforts to cure such breach within sixty (60) days of receiving written notice from Abacus Technology of the breach. If a license to any specific item of US Licensed Intellectual Property is terminated pursuant to this Section 2.04(d), (i) Parent’s rights and license in respect of the terminated Licensed-Back Intellectual Property shall immediately terminate, and Parent shall immediately cease all use of such item of Licensed-Back Intellectual Property, and (ii) Parent shall promptly return all of the terminated Licensed-Back Intellectual Property to Abacus Technology, including any and all Documentation and other tangible embodiments thereof, and (iii) for clarity, any such termination shall not affect any other licenses or rights granted by Abacus Technology hereunder, all of which shall survive such termination.
(e)    Parent shall treat and hold as confidential all confidential Licensed-Back Intellectual Property (other than, for clarity, any Trademarks or other non-confidential Licensed-Back Intellectual Property) and will not disclose any Licensed-Back Intellectual Property to any other Person (other than Parent Companies sublicensed pursuant to Section 2.04(c)) without the prior written consent of Abacus Technology or as otherwise expressly permitted herein, in each case for a period commencing on the date of this Agreement and continuing for so long as such Licensed-Back Intellectual Property constitutes confidential or proprietary information of any Spinco Company. Notwithstanding the foregoing, the provisions of this Section 2.04(e) shall not prohibit the disclosure of Licensed-Back Intellectual Property (or the exercise of the licenses and rights granted hereunder or under any other Transaction Documents) by Parent to the extent reasonably required (i) to prepare or complete any required Tax Returns or financial statements, (ii) in connection with audits or other proceedings by or on behalf of a Governmental Authority, (iii) in connection with any insurance or benefits claims, (iv) to comply with Applicable Law, (v) to provide services to any Spinco Companies in accordance with the terms and conditions of any of the Transaction Documents, (vi) to perform any then-existing Contracts in the Parent Business (provided that such disclosure is subject to reasonably appropriate confidentiality agreements or, with respect to U.S. Government Contracts, an obligation of confidentiality), or (vii) in connection with asserting any rights or remedies or performing any obligations under any of the Transaction Documents. In the event Parent is requested or required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or by Applicable Law) to disclose any Licensed-Back Intellectual

Property, Parent shall notify Abacus Technology promptly of the request or requirement so that Abacus Technology, at its expense, may seek an appropriate protective order or waive compliance with this Section 2.04(e). If, in the absence of a protective order or receipt of a waiver hereunder, Parent is, on the advice of counsel, compelled to disclose such Licensed-Back Intellectual Property, Parent may so disclose such Licensed-Back Intellectual Property; provided that Parent shall use reasonable commercial efforts to obtain reliable assurance that confidential treatment will be accorded to such Licensed-Back Intellectual Property. Notwithstanding the foregoing, the provisions of this Section 2.04(e) shall not apply to information that (A) is or becomes publicly available other than as a result of a disclosure by Parent , (B) is or becomes available to Parent on a non-confidential basis from a source that, to Parent’s knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, (C) appears in issued patents, published patent applications or other publications that are generally available to the public, or (D) is or has been independently developed by or on behalf of Parent as evidenced by written documentation.
(f)    Notwithstanding the provisions of Section 2.04(c) or Section 2.04(e), nothing in this Agreement shall prohibit, limit or restrict in any manner the ability of Parent to disclose and/or deliver to any Governmental Authority any Licensed-Back Intellectual Property or any physical embodiments or evidence thereof, to the extent such disclosure is necessary or appropriate, in Parent’s reasonable judgment, in connection with the performance of any Government Contract, the submission of any Government Bid or the acquisition of any work from any Governmental Authority or Governmental Authority Customer; provided, however, that Parent shall designate any Licensed-Back Intellectual Property or any physical embodiments or evidence thereof disclosed pursuant to this Section 2.04(f) as “proprietary” unless (i) Parent has granted prior to the date of this Agreement, or (ii) after the date of this Agreement, Abacus Technology has granted, or Parent has granted with Abacus Technology’s prior written consent, to the U.S. Government, Government Purpose Rights or Unlimited Rights (as those terms are defined in the DFARS/FAR) in such specific item of Licensed-Back Intellectual Property as evidenced by written documentation.
Section 2.05    Jointly Owned Intellectual Property.  The Intellectual Property identified on Attachment V hereto (the “Jointly Owned Intellectual Property”) shall be deemed jointly owned by the Parties, with each Party owning an equal and undivided interest in such Jointly Owned Intellectual Property.  Each Party shall be entitled to freely use the Jointly Owned Intellectual Property outside of the scope of this Agreement without accounting between them.  Any improvements, updates and modifications made to such Jointly Owned Intellectual Property after the Distribution Effective Time shall be owned by the Party making such improvements, updates and modifications, subject to the provisions of Section 2.04(b).
Section 2.06    Limited Use of Logos, Etc.
(a)    Abacus Technology acknowledges and agrees that except as otherwise expressly set forth in the Transaction Documents, no Spinco Company is obtaining any rights in, or to use, any Intellectual Property owned, licensed or used by the Parent Companies.

(b)    It is acknowledged and agreed that no Spinco Company is obtaining any rights in or licenses to use any trademarks, logos or trade names owned by Parent Companies as of the Distribution Effective Time, including the name “Lockheed Martin Corporation”, the Star logo or any derivative of either (collectively, the “LMC Marks”). For the avoidance of doubt, the Trademarks identified on Attachment I (i.e., included in the Transferred Intellectual Property) and any trademarks, logos or trade names comprising the same, shall not in any event be deemed to constitute an LMC Mark. Abacus Technology further acknowledges and agrees that, except as expressly permitted pursuant to the Transaction Documents, the Spinco Companies shall not use any LMC Mark of Parent or any of its Affiliates or any trademarks, logos or trade names that are confusingly similar thereto or that are a translation or transliteration thereof into any language or alphabet. As soon as reasonably practicable following the Distribution, but not later than 270 days after the Distribution Date (or such longer time to the extent required in connection with obtaining any necessary consents or approvals of any Governmental Authority therefor), the Spinco Companies shall remove and change signage, change and substitute promotional or advertising material in whatever medium, change stationery and packaging and take all such other steps as may be required or appropriate to cease use of all such LMC Marks not constituting a Transferred Asset or licensed to Abacus Technology under this Agreement. Abacus Technology shall not be deemed to have violated this Section 2.06 by reason of (and the Spinco Companies shall be permitted to use the LMC Marks for the following purposes): (i) the appearance of any trademarks, logos or trade names of Parent or any of its Affiliates in or on (A) any manuals, work sheets, operating procedures, or other written or electronic materials constituting Transferred Assets that are used for internal purposes only in connection with the Spinco Business, or (B) during the 270-day period referenced in the preceding sentence, any stationary, invoices, packaging, marketing or promotional materials or any other such printed or electronic materials to the extent in existence on the Distribution Date that are utilized in connection with the Spinco Business consistent with past practice; provided, that Abacus Technology and the other Spinco Companies shall endeavor to remove such trademarks, logos or trade names in the ordinary course of the operation of the Spinco Business; and, provided, further that, except as prohibited by Applicable Law, all LMC Marks of Parent Companies appearing on such public-facing materials shall be removed therefrom, covered over or otherwise obliterated prior to the one year anniversary of the Distribution Date; (ii) the Spinco Companies’ retention of archived documentation or other tangible or electronic materials, including in archival, backup or similar systems, containing trademarks, logos or trade names used in connection with the Spinco Business; (iii) the Spinco Companies’ reference to the historical relationship of the Spinco Business with Parent, and any references to the LMC Marks in historical, Tax, and other similar internal records; provided that, in each case, such references would not cause confusion as to the origin of a good or service; or (iv) any other use to the extent required by Applicable Law. Abacus Technology acknowledges and agrees that to the extent it or any Spinco Company uses any LMC Marks of Parent or its Affiliates, Parent shall retain exclusive ownership rights in such trademarks, logos or trade names, as the case may be, and all such uses shall inure to the benefit of Parent and shall be in accordance in all material respects with Parent’s quality control standards existing as of the Distribution Date.
(c)    Notwithstanding any provision of this Section 2.06, Abacus Technology shall not, and shall cause the other Spinco Companies not to, remove or alter in any manner any confidential or proprietary marking or restrictive legend on any documentation or other information embodying or conveying Intellectual Property, whether in hard copy or electronic format, including plans, processes, procedures, drawings, designs, models, data (including technical data), specifications, reports, compilations, computer programs, computer software (including source code), images and photo and video materials (collectively, “Documentation”) that includes any Parent Company Proprietary Information. With respect to any US Licensed Intellectual Property that is marked with a confidential or proprietary marking of any Parent Company, to the extent Abacus Technology changes, modifies, improves or creates a derivative work of such US Licensed Intellectual Property, Abacus Technology shall have the right to remove Parent’s confidential or proprietary marking from any Documentation that evidences such change, modification, improvement or derivative work; provided that Abacus Technology shall mark any such Documentation with Abacus Technology’s confidential or proprietary marking. With respect to any Licensed-Back Intellectual Property that is marked with a confidential or proprietary marking of any Spinco Business, to the extent Parent changes, modifies, improves or creates a derivative work of such Licensed-Back Intellectual Property, Parent shall have the right to remove Abacus Technology’s confidential or proprietary marking from any Documentation that evidences such change, modification, improvement or derivative work; provided that Parent shall mark any such Documentation with Parent’s confidential or proprietary marking.
(d)    Abacus Technology acknowledges and agrees that if any other Spinco Company takes any of the actions prohibited by this Section 2.06, or fails to take any of the actions required by this Section 2.06, such action or omission will be deemed to be a breach by Abacus Technology of this Section 2.06.
Section 2.07    Enforcement.
(a)    Each Party agrees to notify the other Party in writing promptly upon becoming aware of any infringement or other violation of, or unfair competition with respect to, any material US Licensed Intellectual Property or material Licensed-Back Intellectual Property by any Person.
(b)    With respect to any infringement or other violation of, or unfair competition with respect to, Exclusive Use Licensed Intellectual Property within the Field of Use therefor, Abacus Technology shall have the first option, but not the obligation, to initiate enforcement efforts against the third-party infringer and/or any third party defending such claim in Abacus Technology’s own name and to control, defend and/or settle any and all legal proceedings involving infringement or other violation of, or unfair competition with respect to, any such Exclusive Use Licensed Intellectual Property in the Field of Use therefor; provided, however, that Abacus Technology may not settle or consent to an entry of judgment in any such matter that limits or impairs any of the Parent Companies’ rights under any of the US Licensed Intellectual Property or the Parent Companies’ exercise of any such rights. Parent shall, and shall cause its applicable Affiliates to, cooperate reasonably with Abacus Technology’s enforcement efforts, and shall join in any legal proceedings initiated by Abacus Technology in accordance herewith as a party plaintiff to the extent necessary, at Abacus Technology’s request and expense.

Abacus Technology shall be entitled to retain any proceeds of such enforcement effort. In the event that Abacus Technology elects not to take action against a third-party infringer within six months after written notification of such infringement or other violation by Parent or Abacus Technology, as the case may be, Parent shall have the option, but not the obligation, to initiate enforcement efforts against such third-party infringer and/or any third party defending such claim in Parent’s own name and to control, defend and/or settle any and all legal proceedings involving infringement or other violation of, or unfair competition with respect to, any Exclusive Use Licensed Intellectual Property; provided, however, that Parent may not settle or consent to an entry of judgment in any such matter that limits or impairs any of the rights granted to Abacus Technology in this Agreement or Abacus Technology’s exercise of such rights in accordance with this Agreement. Parent shall be entitled to retain any proceeds of such enforcement effort. Abacus Technology shall cooperate reasonably with Parent’s enforcement efforts, and shall join in any legal proceedings initiated by Parent in accordance herewith as a party plaintiff to the extent necessary, at Parent’s request and expense.
(c)    With respect to any infringement or other violation of, or unfair competition with respect to, any US Licensed Intellectual Property to the extent occurring outside the Field of Use therefor, Parent shall have the sole option, but not the obligation, to initiate enforcement efforts against the third-party infringer and/or any third party defending such infringement claim in Parent’s own name and to control, defend and/or settle any and all legal proceedings involving infringement of any such US Licensed Intellectual Property; provided, however, that Parent may not settle or consent to an entry of judgment in any such matter that limits or impairs any of rights granted to Abacus Technology in this Agreement or Abacus Technology’s exercise of any such rights. Parent shall be entitled to retain any proceeds of such enforcement effort. Abacus Technology shall cooperate reasonably with Parent’s enforcement efforts, and shall join in any legal proceedings initiated by Parent in accordance herewith as a party plaintiff to the extent necessary, at Parent’s request and expense.
(d)    With respect to any infringement or other violation of, or unfair competition with respect to, any US Transferred Intellectual Property, Abacus Technology shall have the sole option, but not the obligation, to initiate enforcement efforts against the third-party infringer and/or any third party defending such infringement claim in Abacus Technology’s own name and to control, defend and/or settle any and all legal proceedings involving infringement of any such US Transferred Intellectual Property; provided, however, that, with respect to any Licensed-Back Intellectual Property, Abacus Technology may not settle or consent to an entry of judgment in any such matter that limits or impairs any of rights granted to Parent in this Agreement or Parent’s exercise of any such rights. Abacus Technology shall be entitled to retain any proceeds of such enforcement effort.
Section 2.08    Sufficiency of Assets.  In the event of any breach of the representation and warranty made by Parent and Spinco to RMT Parent and Merger Sub pursuant to Section 4.19(a) of the Merger Agreement (Sufficiency of Assets), to the extent such breach can be remedied by the license of additional, or additional rights to Use, Intellectual Property, then Parent shall provide a, or expand the, license to such Intellectual Property to Abacus Technology to the extent required to cure such breach on the same terms and conditions as comparable licenses under this

Agreement, retroactive to the Distribution Date; provided that the remedy contemplated in this Section 2.08 shall be available only to the extent Spinco or Abacus Technology shall have provided notice in writing to Parent in respect of such alleged breach (or a written request in respect of such potential alleged breach) on or prior to the first anniversary of the Distribution Date.  The Parties shall negotiate in good faith to amend this Agreement to effect the foregoing.
Section 2.09    IP Claims.  Without limiting Section 2.08, Parent hereby covenants and agrees, on behalf of itself and its Affiliates and Representatives, that, with respect to the continued use in the Spinco Business following the Distribution Date of any Intellectual Property (in a manner consistent with the manner in which such Intellectual Property was used in the Spinco Business prior to the Distribution Date) owned by a Parent Company and used in the Spinco Business prior to the Distribution Date, but not included in the US Licensed Intellectual Property, Excluded Intellectual Property or US Transferred Intellectual Property (such Intellectual Property, “Omitted Intellectual Property”), Abacus Technology shall be afforded a reasonable opportunity to negotiate a license with Parent with respect to such use or, if no such agreement is reached by Abacus Technology and Parent, to phase-out and cease use of such Omitted Intellectual Property in a commercially reasonable manner.
ARTICLE III
TERM AND TERMINATION
Section 3.01    Term. The term of this Agreement (the “Term”) shall commence upon the date of this Agreement and shall remain in effect in perpetuity, other than those provisions herein that are contemplated to extend for a specific period, which shall terminate upon the expiration of such period.
Section 3.02    No Termination. Subject to the express terms of Section 2.03(h) and Section 2.04(d), this Agreement may not be terminated by any Party (or its Affiliate), even in the event of material breach. Each Party acknowledges and agrees that the foregoing limitation on remedies is a necessary inducement for the other Party to enter into this Agreement and the Separation Agreement and such limitation shall not cause this Agreement to, and no Party shall claim that this Agreement does, fail of its essential purpose for lack of remedy or otherwise.
ARTICLE IV
COVENANTS AND AGREEMENTS
Section 4.01    Bankruptcy. All rights, licenses and releases granted by the Parties in Article II are, and shall otherwise be deemed to be, for the purpose of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), the licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that each Party, in its capacity as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event that any proceeding shall be instituted by or against a Party seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take any action to authorize any of the foregoing actions, the other Party shall have the right to retain and enforce its rights in and to the US Licensed Intellectual Property or the Licensed-Back Intellectual Property, as the case may be, under this License Agreement in accordance with Section 365(n) of the Bankruptcy Code.
Section 4.02    Disclaimer; No Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE OTHER TRANSACTION DOCUMENTS, EACH PARTY ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES UNDERSTANDS AND AGREES THAT NEITHER PARTY NOR ANY OF ITS AFFILIATES IS MAKING ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, TO THE OTHER PARTY OR ANY OF ITS AFFILIATES OR TO ANY OTHER PERSON IN RESPECT OF THE US LICENSED INTELLECTUAL PROPERTY OR LICENSED-BACK INTELLECTUAL PROPERTY (AS APPLICABLE), AND THAT ALL SUCH INTELLECTUAL PROPERTY IS BEING LICENSED ON AN “AS IS,” “WHERE IS” BASIS.
Section 4.03    Abacus Technology Covenant Not to Sue. Abacus Technology hereby covenants and agrees, on behalf of itself and its Affiliates and Representatives, that it shall not, directly or indirectly, (x) assert, authorize, pursue or induce any third party to assert or pursue, or assist or cooperate with any third party in asserting or pursuing (unless, in each case, compelled by a court or by contractual obligation), (y) seek to obtain any recovery with respect to any legal or equitable cause of action, suit, claim, defense, offset, counterclaim, cross-claim or pleading or other proceeding, or participate in any proceeding or action, or (z) make any allegations against Parent or its Affiliates or Representatives, licensees or sublicensees, in each case asserting infringement or other violation of, or unfair competition with respect to, any Licensed-Back Intellectual Property arising out of or resulting from the making or having made, use, sale, offer for sale, lease, rent or other provision to third parties, import, export or distribution of any product that incorporates, practices or performs a Parent Improvement covered by such Licensed-Back Intellectual Property.
Section 4.04    Parent Covenant Not to Sue. Parent hereby covenants and agrees, on behalf of itself and its Affiliates and Representatives, that it shall not, directly or indirectly, (x) assert, authorize, pursue or induce any third party to assert or pursue, or assist or cooperate with any third party in asserting or pursuing (unless, in each case, compelled by a court or by contractual obligation), (y) seek to obtain any recovery with respect to any legal or equitable cause of action, suit, claim, defense, offset, counterclaim, cross-claim or pleading or other proceeding, or participate in any proceeding or action, or (z) make any allegations against Abacus Technology or its Affiliates, Representatives, licensees or sublicensees, in each case asserting infringement or other violation of, or unfair competition with respect to, any US Licensed Intellectual Property arising out of or resulting from the making or having made, use, sale, offer for sale, lease, rent or other provision to third parties, import, export or distribution of any product that incorporates, practices or performs an Abacus Technology Improvement covered by such US Licensed Intellectual Property.

ARTICLE V
MISCELLANEOUS
Section 5.01    Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to Parent:

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817
Attention: Senior Vice President, General Counsel and Corporate Secretary
Telecopy: (301) 897-6013

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
Harbor East
100 International Drive
Suite 2000
Baltimore, Maryland 21202
Attention: Glenn C. Campbell
Telecopy: (410) 659-2701

if to Abacus Technology:

Abacus Innovations Technology, Inc.
700 N. Frederick Avenue
Gaithersburg, Maryland 20879
Attention: President
Telecopy: (301) 240-6748

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
920 N. King Street
Wilmington, DE 19801
Attention: Robert B. Pincus, Esq.
Telecopy: (302) 434-3090

or to such other address or telecopy number and with such other copies, as such Party may hereafter specify for that purpose by notice to the other Party. Each such notice, request or other communication shall be effective (a) on the day delivered (or if that day is not a Business Day, on the first following day that is a Business Day) when (i) delivered personally against receipt or

(ii) sent by overnight courier, (b) on the day when transmittal confirmation is received if sent by telecopy (or if that day is not a Business Day, on the first following day that is a Business Day), and (c) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 5.01.

Section 5.02    Amendments; Waivers.
(a)    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective.
(b)    No failure or delay by either Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. Any term, covenant or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but only by a written notice signed by such Party expressly waiving such term or condition. The waiver by any Party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.
Section 5.03    Expenses. Except as otherwise provided in this Agreement or any other Transaction Document, all costs and expenses incurred in connection with the preparation and negotiation of this Agreement and the Contemplated Transactions shall be paid by the Party incurring such cost or expense.
Section 5.04    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign, delegate or otherwise transfer, directly or indirectly, in whole or in part, any of its rights or obligations under this Agreement without the prior written consent of the other Party, except that, without the consent of the other Party, either Party may assign this Agreement in connection with the sale or transfer of all or substantially all of the stock, assets or business of such Party to which this Agreement relates (including by way of merger, sale or transfer of assets or stock, operation of law or otherwise) without the consent of the other Party; provided that the assignee of this Agreement shall confirm in writing its agreement to comply with all covenants and agreements and assume all liabilities and obligations of the assignor hereunder. Notwithstanding the foregoing, no assignment, delegation or other transfer of rights under this Agreement shall relieve the assignor of any liability or obligation hereunder.  Any attempted assignment, delegation or transfer in violation of this Section 5.04 shall be null and void.
Section 5.05    Construction. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. References in this Agreement to a Party or other Person include their respective successors and assigns. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears. Unless the context otherwise requires, references in this Agreement to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision hereof. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”. With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day.
Section 5.06    Entire Agreement.
(a)    This Agreement, the other Transaction Documents and any other agreements contemplated hereby or thereby constitute the entire agreement between the Parties or their Affiliates with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties and their Affiliates with respect to the subject matter hereof.
(b)    THE PARTIES ACKNOWLEDGE AND AGREE THAT NO REPRESENTATION, WARRANTY, PROMISE, INDUCEMENT, UNDERSTANDING, COVENANT OR AGREEMENT HAS BEEN MADE OR RELIED UPON BY ANY PARTY IN RELATION TO THE SUBJECT MATTER HEREOF, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE OTHER TRANSACTION DOCUMENTS. WITHOUT LIMITING THE GENERALITY OF THE DISCLAIMER SET FORTH IN THE PRECEDING SENTENCE, NEITHER PARENT NOR ANY OF ITS AFFILIATES HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES IN ANY PRESENTATION OR WRITTEN INFORMATION RELATING TO THE SPINCO BUSINESS GIVEN OR TO BE GIVEN IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR IN ANY FILING MADE OR TO BE MADE BY OR ON BEHALF OF PARENT OR ANY OF ITS AFFILIATES WITH ANY GOVERNMENTAL AUTHORITY, AND NO STATEMENT MADE IN ANY SUCH PRESENTATION OR WRITTEN MATERIALS, MADE IN ANY SUCH FILING OR CONTAINED IN ANY SUCH OTHER INFORMATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE, OTHER THAN AS EXPRESSLY SET FORTH IN A TRANSACTION DOCUMENT. ABACUS TECHNOLOGY ACKNOWLEDGES THAT PARENT HAS INFORMED IT THAT NO PERSON HAS BEEN AUTHORIZED BY PARENT OR ANY OF ITS AFFILIATES TO MAKE ANY REPRESENTATION OR WARRANTY IN RESPECT OF

THE SPINCO BUSINESS OR IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS, UNLESS IN WRITING AND CONTAINED IN THIS AGREEMENT OR IN ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH THEY ARE A PARTY.
Section 5.07    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to the choice of law provisions thereof).
Section 5.08    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts (including by facsimile or PDF), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party.
Section 5.09    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. The application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by Applicable Law. To the extent any provision of this Agreement is determined to be prohibited or unenforceable in any jurisdiction, Parent and Abacus Technology agree to use commercially reasonable efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited or unenforceable provision.
Section 5.10    Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
Section 5.11    Third Party Beneficiaries. Except as expressly provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement.
Section 5.12    Disclaimer of Agency. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute either Party an agent of the other Party in the conduct of such Party’s business or to create a partnership or joint venture between the Parties.
Section 5.13    Dispute Resolution.
(a)    Any dispute, controversy or claim arising from, connected to or related, in any manner, to this Agreement, including any breach, termination, expiration or invalidation of this Agreement, or in respect of any aspect of the Parties’ relationship arising from this Agreement, including their respective rights, duties and obligations to each other, whether fiduciary or otherwise, and whether based on contract, tort, statute or otherwise (a “Dispute”) that is not, for any reason, resolved in writing amicably by the Parties within 30 days after the date of delivery of a request by a Party to the other Parties to the dispute for such amicable settlement, shall be resolved and decided by final and binding arbitration, pursuant to the Commercial Arbitration Rules (“Rules”) as administered by the American Arbitration Association (the “AAA”) in force as at the date of this Agreement, except as modified herein. In the event of any conflict between the Rules and any provisions of this Agreement, this Agreement shall govern.
(b)    The legal seat of the arbitration shall be Wilmington, Delaware. Without prejudice to the legal seat of arbitration, and for the convenience of the Parties, the arbitral hearings and other proceedings shall be held in Washington, D.C., or at such other location upon which the Parties to the arbitration may agree in writing.
(c)    The arbitration shall be conducted in the English language.
(d)    The arbitral tribunal (“Arbitral Tribunal”) shall consist of three arbitrators. The claimant(s) and respondent(s), respectively, shall each appoint one arbitrator within 30 days of the date of delivery of the demand of arbitration, and the third arbitrator shall be appointed by the two Party-appointed arbitrators within 30 days of the date of appointment of the second arbitrator. Any arbitrator not timely appointed as provided herein shall be appointed by the AAA. For the avoidance of doubt, each of the claimant and the respondent in the arbitration shall be permitted to consult with its respective appointed arbitrator in connection with such arbitrators’ selection of the third arbitrator.
(e)    The Arbitral Tribunal shall have the exclusive right to determine the arbitrability of any Disputes.
(f)    The Parties shall share equally the arbitration administrative fees, the panel member fees and costs, and any other costs associated with the arbitration. Each Party shall bear its own costs and attorneys’ fees. The Arbitral Tribunal shall have no authority to award damages in excess of any limitations set forth in this Agreement.
(g)    The Arbitral Tribunal shall be required to apply the substantive laws of the State of Delaware (without regard to the choice of law provisions thereof that would compel the laws of another jurisdiction) in ruling upon any Dispute.
(h)    The Parties agree that the dispute resolution procedures specified in this Section 5.13 shall be the sole and exclusive procedures for the resolution of Disputes, including all documents made a part thereof; provided, however, that any Party may seek a preliminary injunction or other preliminary judicial relief in aid of arbitration before any court of competent jurisdiction if such action is necessary to avoid irreparable damage. Despite such action, the Parties shall continue to participate in good faith in the procedures specified in this Section 5.13.
(i)    Any decision or award of the Arbitral Tribunal shall be reasoned and in writing, and shall be final and binding upon the Parties to the arbitration proceeding. The Parties agree not to invoke or exercise any rights to appeal, review, vacate or impugn such decision or award by the Arbitral Tribunal, except as provided in the Federal Arbitration Act (including Chapters 2 and 3 thereof) or the New York Convention, as applicable. The Parties also agree that judgment upon the arbitral decision or award may be entered and enforced in any court where the Parties to the arbitration proceeding or their assets may be found (to whose jurisdiction the Parties consent for the purpose of entering and enforcing judgment on the arbitral decision and award) as well as any other court having jurisdiction thereof.
(j)    If any prevailing party is required to retain counsel to enforce the arbitral decision or award in a court of competent jurisdiction, the Party against whom the decision or award is made shall reimburse the prevailing party for all reasonable fees and expenses incurred and paid to said counsel for such service.
(k)    The Parties agree and understand that, except as may be required by Applicable Law or any national or international stock exchange regulations applicable to a Party, or is required to protect or pursue a legal right, every aspect concerning the process of arbitration shall be treated with the utmost confidentiality and that the arbitration procedure itself shall be confidential.
(l)    The Parties agree that notifications of any proceedings, reports, communications, orders, arbitral decisions, arbitral awards, arbitral award enforcement petitions, and any other document shall be sent as set forth in Section 5.01.
(m)    The Parties consent that any pending or contemplated arbitration hereunder may be consolidated with any prior arbitration arising under this Agreement or any other Transaction Document (other than the Merger Agreement or the Tax Matters Agreement) for the purposes of efficiency and to avoid the possibility of inconsistent awards. An application for such consolidation may be made by any Party to this Agreement or such other Transaction Documents to the tribunal for the prior arbitration. The tribunal to the prior arbitration shall, after providing all interested parties the opportunity to comment on such application, order that any such pending or contemplated arbitration be consolidated into a prior arbitration if it determines that (i) the issues in the arbitrations involve common questions of law or fact, (ii) no Party to either arbitration shall be prejudiced, whether by delay or otherwise, by the consolidation, (iii) any Party to the pending or contemplated arbitration which did not join an application for consolidation, or does not consent to such an application, is sufficiently related to the Parties in the prior arbitration that their interests were sufficiently represented in the appointment of the tribunal for the prior arbitral tribunal, and (iv) consolidation would be more efficient that separate arbitral proceedings.
Section 5.14    Consent to Jurisdiction. Any Proceeding seeking to obtain a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration in connection with this Agreement shall and may be brought in the Delaware Court of Chancery, or, where such court does not have jurisdiction, any state or federal court within the State of Delaware (“Delaware Courts”), and each of the Parties hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the Delaware Courts (and of the appropriate appellate courts thereto) in any such Proceeding and irrevocably and unconditionally waives any objection to venue laid therein, any objection on the grounds of forum non conveniens, or any objection based on or on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such Proceeding in any Delaware Court (and of the appropriate appellate courts thereto). Each party hereby irrevocably and unconditionally consents and agrees that service or process in any such Proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware, in any manner permitted by applicable law or, without limiting the foregoing, in the manner provided for notices in Section 5.01.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives on the day and year first above written.

LOCKHEED MARTIN CORPORATION

By: /s/ Stephen M. Piper
Name:    Stephen M. Piper
Title:    Vice President and Associate General
Counsel

ABACUS INNOVATIONS TECHNOLOGY, INC.

By: /s/ Benjamin A. Winter
Name:    Benjamin A. Winter
Title:    Vice President and Assistant Secretary

[SIGNATURE PAGE TO INTELLECTUAL PROPERTY MATTERS AGREEMENT]